UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2024

GENTHERM INCORPORATED

(Exact name of registrant as specified in its charter)

Michigan	0-21810	95-4318554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21680 Haggerty Road, Northville, MI	48167
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 504-0500

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	THRM	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Gentherm Incorporated (the “Company”) is implementing a planned succession process for the Company’s General Manager, Asia Automotive. Hui (Helen) Xu has concluded her foreign secondment assignment for this role. As discussed in more detail herein, the Company is pleased to promote Mr. Leo Wang as Ms. Xu’s successor.

Coincident with the completion of her foreign secondment assignment, on and effective December 13, 2024, the Company terminated Ms. Xu from her role as the Company’s Senior Vice President and General Manager, Asia Automotive. Ms. Xu is expected to remain as a non-executive employee of the Company through December 31, 2024 to support the orderly transition of her responsibilities. In accordance with the previously disclosed Severance Pay Plan for Eligible Employees of Gentherm Incorporated pursuant to which the Company has determined to provide specified benefits for all officers of the Company and other specified persons, Ms. Xu is eligible to receive the severance benefits specified for a termination without Cause (as defined therein). She will receive such benefits if she remains an employee of the Company through December 31, 2024 and subject to the other conditions specified in the severance plan, including signing a general release of claims that becomes irrevocable for the benefit of the Company and its subsidiaries.

Item 7.01	Regulation FD Disclosure.

Effective on December 14, 2024, Leo Wang, the Company’s Country Manager, China, was promoted to the Company’s General Manager, Asia Automotive.

Mr. Wang joined Gentherm in 2022, with extensive automotive experience in engineering, sales, program management, and general management. In January 2023, Mr. Wang was promoted to Country Manager, China and the Company worked with him over the past two years to prepare him as a candidate for this new role. From 2010 to 2021, Mr. Wang served in increasing roles of responsibility at Garrett Motion Inc. (Nasdaq: GTX, previously the Transportation Systems business of Honeywell, NYSE: HON), most recently from 2020 to 2021 as General Manager of China PV Gasoline Boosting System with full profit and loss responsibilities. He worked previously for Eaton Vehicle Group from 2006 to 2010 and Shanghai Automotive Brake System from 2005 to 2006. Mr. Wang holds a Master of Science in Mechanical Engineering from Shanghai University and an MBA from Shanghai Jiaotong University, China and KEDGE Business School, France.

The information in this Item 7.01 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly stated by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10*	Severance Pay Plan for Eligible Employees of Gentherm Incorporated (incorporated herein by reference to Exhibit 10.4 to Gentherm Incorporated’s Current Report on Form 8-K, filed with the SEC on March 15, 2021 (File No.: 000-21810))

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Indicates management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTHERM INCORPORATED

By:	/s/ Wayne Kauffman
Wayne Kauffman
Senior Vice President, General Counsel and Secretary

Date: December 16, 2024